Exhibit 10.2

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made by FARADAY FUTURE INTELLIGENT ELECTRIC, INC., a Delaware corporation (the “Guarantor”), to 10701 IDAHO OWNER, LLC (the “Landlord”), with respect to the Lease Agreement (the “Lease”) dated October 19, 2023 between Landlord and FARADAY&FUTURE INC., a Delaware corporation (the “Tenant”), relating to certain premises located at 10701 Idaho Ave, Hanford, CA (the “Property”).

In consideration of the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor hereby covenants and agrees for the benefit of Landlord, as a material inducement to Landlord’s execution of the Lease, as follows:

1. The Guarantor absolutely, unconditionally and fully guarantees: (i) the payment of all rent, monies and charges expressed to be payable by Tenant under the Lease at the times the same are required to be paid thereunder; (ii) the performance when due of all and each of the covenants, conditions and obligations contained in the Lease to be kept, performed or observed by Tenant; and (iii) all damages owing to Landlord by Tenant after termination of the Lease following a default thereof by Tenant. The Guarantor agrees that if Tenant fails to pay any monetary obligation as required by the Lease, the Guarantor, after receipt of written demand therefor by Landlord, shall pay such obligation when required of Tenant under the Lease as if such obligation constituted the direct and primary obligation of the Guarantor. The Guarantor shall indemnify, defend and hold Landlord harmless from any and all losses, liabilities, costs and damages arising out of any failure by Tenant to pay or perform as required hereunder, or the recapture of any rent, monies or charges as a preferential transfer pursuant to any state or federal bankruptcy law.

2. In such manner, upon such terms and at such times as Landlord shall deem best, and without notice to or the consent of the Guarantor, Landlord may alter, compromise, extend or change the time or manner for the performance of any obligation hereby guaranteed, substitute or add any one or more the Guarantors, accept additional or substituted security for the performance of any such obligation, or release or subordinate any security therefor, any and all of which may be accomplished without any effect on the obligations of the Guarantor hereunder. No exercise or non-exercise by Landlord of any right hereby given, no dealing by Landlord with Tenant, any other guarantor or other person, and no change, impairment or suspension of any right or remedy of Landlord shall in any way affect any of the obligations of the Guarantor hereunder or any security furnished by the Guarantor or give the Guarantor any recourse against Landlord.

3. The Guarantor hereby waives and agrees not to assert or take advantage of the following:

(a) any right to require Landlord to proceed against Tenant or any other person or to proceed or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against the Guarantor.

(b) any defense based on the statute of limitation in any action hereunder or in any action for the performance of any obligation hereby guaranteed;

(c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(d) any right to receive demands, protests and notices of any kind including, but not limited to, notice of the existence, creation or incurring of any new or additional obligation or of any action or non-action on the part of Tenant, Landlord or any other person;

Lease Guaranty

10701 Idaho Ave, Hanford, CA

(e) any defense based on an election of remedies including, but not limited to, any action by Landlord which shall destroy or otherwise impair any subrogation right of the Guarantor or the right of the Guarantor to proceed against Tenant for reimbursement or contribution or any rights or benefits under any provisions of California law in any way qualifying, conditioning or limiting the obligations of the Guarantor based on any steps or procedures that Landlord should take before proceeding against the Guarantor; the Guarantor wishes by this paragraph to waive the rights and defenses permitted to be waived under Section 2856 of the California Civil Code, by which the Guarantor may provide the following:

The Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by operation of Section 580d of the Code of Civil Procedure or otherwise;

(f) any duty on the part of Landlord to disclose to the Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-performance of any obligation hereby guaranteed;

(g) any rights or benefits in favor of the Guarantor under Sections 2815, 2819, 2839, 2845, 2849 or 2850 of the California Civil Code or under Sections 364 or 1111(b) of 11 U.S.C.;

(h) any transfer of Landlord’s interest in the premises demised pursuant to the Lease;

(i) any transfer of Tenant’s interest as tenant under the Lease or any part thereof or any sublease or assignment by Tenant;

(j) any merger or consolidation of Tenant or sale of all or a substantial portion of Tenant’s assets;

(k) any sale of all or any portion of any capital stock of Tenant or partnership interest in Tenant owned by the Guarantor; or

(l) any prior or concurrent representation, understanding, promise or condition concerning the subject matter hereof which is not expressed herein, which are of no effect.

In addition to the foregoing, the Guarantor hereby waives notice of acceptance of this Guaranty of Lease by Landlord and this Guaranty of Lease shall immediately be binding upon the Guarantor.

4. Until all obligations hereby guaranteed shall have been fully performed, the Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security now or hereafter held by Landlord.

5. All existing and future obligations of Tenant to the Guarantor or any person owned in whole or in part by the Guarantor and the right of the Guarantor to cause or permit itself or such person to withdraw any capital invested in Tenant are hereby subordinated to all obligations hereby guaranteed and, without the prior written consent of Landlord, such obligations to the Guarantor shall not be performed and such capital shall not be withdrawn, in whole or in part, while Tenant is in default under the Lease.

Lease Guaranty

10701 Idaho Ave, Hanford, CA

6. The amount of the Guarantor’s liability and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and the Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. This Guaranty of Lease is in addition to and exclusive of the guaranty of any other guarantor of any obligation of Tenant to Landlord.

7. The obligations of the Guarantor hereunder are independent of the obligations of Tenant under the Lease and, in the event of any default hereunder or under the Lease, a separate action or actions may be brought and prosecuted against the Guarantor, whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all obligations hereby guaranteed shall have been fully performed.

8. The Guarantor shall pay to Landlord, upon demand, reasonable attorneys’ fees and all costs and other expenses which Landlord shall expend or incur in collecting or compromising any obligation hereby guaranteed or in enforcing this Guaranty of Lease against the Guarantor, whether or not suit is filed including, but not limited to, reasonable attorneys’ fees, costs and other expenses incurred by Landlord in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving the Guarantor which in any way affects the exercise by Landlord of its rights and remedies hereunder.

9. Should any one or more provisions of this Guaranty of Lease be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

10. This Guaranty of Lease shall inure to the benefit of Landlord and its successors and assigns and shall bind the heirs, legal representatives, executors, administrators, successors and assigns of the Guarantor. This Guaranty of Lease may be assigned by Landlord concurrently with the transfer of title to property covered by the Lease and, when so assigned, the Guarantor shall be liable to the assignee without in any manner affecting the liability of the Guarantor hereunder. The acceptance by Landlord of the performance of any of Tenant’s obligations under the Lease by the Guarantor, including, without limitation, the acceptance of rent payments, shall not constitute an assignment of the Lease to the Guarantor or Landlord’s consent to such assignment.

11. Satisfaction by the Guarantor of any liability hereunder incident to a particular default shall not discharge the Guarantor except for the default satisfied. This Guaranty of Lease and the obligations of the Guarantor hereunder shall be continuing and irrevocable until: (i) Landlord has received full payment of all rents, monies and charges due under the Lease and full performance of all of the obligations due under the Lease or to become due during the term of the Lease, including any option to extend thereunder; (ii) any applicable preference period under state or federal bankruptcy law has expired; or (iii) Landlord has released the Guarantor from the obligations of Tenant under the Lease, which may be accomplished by only an instrument in writing signed by Landlord. Upon full performance of all obligations hereby guaranteed, this Guaranty of Lease shall be of no further force or effect.

12. No provision of this Guaranty of Lease or right of Landlord hereunder can be waived or modified, nor can the Guarantor be released from the Guarantor’s obligations hereunder, except by a writing duly executed by Landlord.

Lease Guaranty

10701 Idaho Ave, Hanford, CA

13. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

14. If two (2) or more persons are signing this Guaranty of Lease as the Guarantor, then all such persons shall be jointly and severally liable for the obligations of the Guarantor hereunder.

15. This Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of California. In any action brought under or arising out of this Guaranty of Lease, the Guarantor hereby consents to the jurisdiction of any competent court within the State of California and hereby consents to service of process by any means authorized by California law. This Guaranty of Lease shall constitute the entire agreement of the Guarantor with respect to the subject matter hereof and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Landlord unless expressed herein.

16. Without limiting the generality of the foregoing, the liability of the Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of: (a) the termination of the term of the Lease; (b) the release or discharge of Tenant in any receivership, bankruptcy, winding-up or other creditors’ proceedings or the rejection, disaffirmance or disclaimer of the Lease by any party in any such proceeding; (c) the repossession of the Property demised under the Lease by Landlord, provided, however, that the net payments received by Landlord after deducting all costs and expenses of repossessions and/or reletting such Property shall be credited from time to time by Landlord to the account of the Guarantor; or (d) any amendment of the terms of the Lease without the Guarantor’s consent; provided, however, the Guarantor reserves the right to assert defenses which Tenant may have had to payment of any of the guaranteed obligations other than defenses arising from the bankruptcy, insolvency or reorganization of Tenant and other defenses expressly waived hereby.

17. The Guarantor, promptly from time to time upon request, shall execute and deliver to Landlord: (a) an estoppel certificate containing such truthful information as Landlord may reasonably request; and (b) such further instruments or documentation as may reasonably be requested by Landlord to ratify and confirm this Guaranty of Lease and the continuing liability of the Guarantor hereunder.

DATED: October 19, 2023.

[SIGNATURE ON IMMEDIATELY FOLLOWING PAGE]

Lease Guaranty

10701 Idaho Ave, Hanford, CA

GUARANTOR

FARADAY FUTURE INTELLIGENT ELECTRIC INC.,
a Delaware corporation

By:	/s/ Matthias Aydt
	Name:	Matthias Aydt
	Title:	Global Chief Executive Officer

Lease Guaranty

10701 Idaho Ave, Hanford, CA

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